Exhibit 5.1

Opinion of Fenwick & West, LLP

March 10, 2006

Magma Design Automation, Inc.

5460 Bayfront Plaza

Santa Clara, California 95054

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (“Registration Statement”) to be filed by Magma Design Automation, Inc., a Delaware corporation (“Company”), with the Securities and Exchange Commission on or about March 10, 2006 in connection with the registration under the Securities Act of 1933 of an aggregate of 4,457,208 shares of the Company’s common stock, $.0001 par value per share (“Stock”), which includes (a) 2,396,223 shares subject to issuance under the Company’s 2001 Stock Incentive Plan (“Incentive Plan”) and 1,060,985 shares subject to issuance under the Company’s 2001 Employee Stock Purchase Plan (“Purchase Plan”) pursuant to automatic increases in the authorized number of shares under such plans in accordance with their “evergreen” provisions and (b) 1,000,000 shares subject to issuance under the Company’s 2004 Employment Inducement Award Plan (“Inducement Plan” and, together with the Incentive Plan and the Purchase Plan, “Plans” ). In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on November 26, 2001, as corrected by a Certificate of Correction filed with the Delaware Secretary of State on June 5, 2002, each certified by the Delaware Secretary of State on March 8, 2006;

(2)	the Company’s Amended and Restated Bylaws, certified by the Company’s Assistant Secretary on May 22, 2003;

(3)	the Registration Statement, together with the exhibits incorporated therein by reference, including the Plans and current forms of agreement, award notice and exercise notice thereunder;

(4)	the prospectuses prepared in connection with the Registration Statement (“Prospectuses”);

Magma Design Automation, Inc.

March 10, 2006

(5)	the minutes of a meeting of the Compensation Committee of the Board of Directors of the Company held on August 30, 2004 at which the Compensation Committee approved the Inducement Plan and the reservation of shares of Stock for sale and issuance under the Inducement Plan and the minutes of a meeting of the Compensation Committee held on January 24, 2006 at which the Compensation Committee approved an amendment of the Inducement Plan to increase the maximum number of shares of Stock that may be issued pursuant to awards made under such plan from 1,000,000 to 2,000,000 shares, the reservation of an additional 1,000,000 shares of Stock for sale and issuance under the Inducement Plan, and the filing of the Registration Statement;

(6)	the minutes of a meeting of the Board of Directors of the Company (“Board”) held May 4, 2001 at which the Board approved the Incentive Plan and the Purchase Plan, the reservation of shares of Stock for sale and issuance pursuant to such plans (including provisions for automatic annual increases in the number of shares of Stock reserved for issuance under each such plan) and the filing of the Registration Statement; the minutes of a meeting of the Compensation Committee of the Board held July 14, 2003 at which the Compensation Committee approved an amendment to the Incentive Plan; the minutes of a meeting of the Board held January 26, 2004 at which the Board approved an amendment to the Purchase Plan; the minutes of the annual meeting of the stockholders of the Company held August 28, 2001 at which the stockholders of the Company approved the Incentive Plan and the Purchase Plan; and the minutes of the annual meeting of the stockholders of the Company held August 29, 2003 at which the stockholders of the Company approved the amendment to the Incentive Plan; and the Company’s records of certain other actions of the Board and stockholders relating to the election of members of the Board who were serving at the time of the approvals and amendments referred to in this paragraph and paragraph (5) above;

(7)	the stock records that the Company has provided to us, consisting of (i) a report from the Company’s transfer agent verifying the number of the Company’s issued and outstanding shares of capital stock as of March 8, 2006, and a representation from the Company that such number has not increased by more than ten percent between March 8, 2006 and the date of this opinion and (ii) a report prepared by the Company, as of March 8, 2006, of (a) currently outstanding options, warrants and other rights to purchase the Company’s capital stock (collectively, “Rights”) and (b) stock reserved for issuance upon the exercise of Rights to be granted in the future, and a representation from the Company that no additional Rights have been granted, and no additional shares have been reserved for issuance upon the exercise of Rights to be granted in the future, between March 8, 2006 and the date of this opinion; and

(8)	a Opinion Certificate addressed to us and dated of even date herewith, executed by the Company, containing certain factual representations (“Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing shares of Stock have been, or when issued will be, properly signed by authorized officers of the Company or their duly authorized agents.

Magma Design Automation, Inc.

March 10, 2006

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and the representations and warranties made by you to us, including but not limited to those set forth in the Opinion Certificate, and have assumed the current accuracy and completeness of the information obtained from the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California, of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the 4,457,208 shares of Stock that may be issued and sold by the Company pursuant to the Plans, when issued, sold and delivered in accordance with the applicable Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP